 MEMORANDUM OF OIL AND GAS LEASE (ABBREVIATED) Recorded 4/17/97, 00209853, Book 0383, Page 0575

AGREEMENT, Made and entered into this 10th day of March, 1997 by and between Mammoth Mining Company, A Nevada Corporation, 331 S. Rio Grande Street, #208, Salt Lake City, UT 84110, Party of the first part, herinafter called lessor (whether one or more) and Donna N. Keistler, 725 Vivian Ct., Golden, CO 80401, party of the second part, hereinafter called lessee.

WITNESSETH, That the said lessor, for and in consideration of Ten and no/100 dollars, cash in hand paid,. . . [for] that certain tract of land, together with any reversionary rights therein, situated in the county of Juab, State of Utah described as follows, to wit:

Section 2: Lots 3 (41.72). 4 (41.64, S/2N/2, SW/4 Section 3: Lots 1 (41.56), 2 (41.46), 3 (41.32), S/2N, SW/4 Section 10: N/2, S/2SW/4 Section 15: N/2NW/4, SW/4NW/4 Section 16: All Section 30: Lots 3(40.87), 4(40.83), N/2NE/4, SW/4NE/4, E/2NW/4, NE/4SW/4 of section (see above), Township 12 South, Range 5 West, SLM and containing 2,130.80 acres, more or less.

It is agreed that this lease shall remain in force for a term of five (5) years from date (herein called primary term) and as long thereafter as oil gas, or either of them is produced from said land by lessee. [NOTE: A one-year extension has been granted.]

IN TESTIMONY WHEREOF, we sign this the 10th day of March, 1997
Mammoth Mining Company
By: /s/Spenst Hansen
Name: SPENST HANSEN
Title: President
Tax I.D.: 87-0150860